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                                                                  EXHIBIT 10(b)


                               SECURED PROMISSORY NOTE


$150,000.00                            December 16, 1996
                                  Philadelphia, Pennsylvania


    FOR VALUE RECEIVED, Choices Entertainment Corporation ("Choices") hereby promises to pay to West Coast Entertainment Corporation ("West Coast"), the sum of One Hundred Fifty Thousand Dollars ($150,000.00), with interest on the unpaid balance thereof accruing at the rate of twelve percent (12%) per annum, such principal and interest to be payable as follows:

    The principal amount of this Note shall be payable in full, together with all interest accrued thereon on the earliest to occur of the following:

    (i) Upon demand made by West Coast, at any time on or after April 30, 1997;

    (ii) the date of the closing of the transactions contemplated by that certain Asset Purchase Agreement dated on or about the date hereof between Choices and West Coast (the "Asset Purchase Agreement"); and

    (iii) the date of the closing of the purchase by West Coast of the assets related to and/or located at Choices' store located at Village at Newtown, South Eagle Road, Newtown, PA 18940 (the "Newtown Store"), in connection with the exercise by West Coast of its option to purchase such assets, as more fully described in Section 1.9 of the Asset Purchase Agreement.

    This Note is secured by and entitled to the benefits of a Security Agreement, of even date herewith, between Choices and West Coast (the "Security Agreement").

    At the option of the holder, this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (each, an "Event of Default"): (1) default in the payment or performance of this or any other liability or obligation of the maker to the holder; (2) the occurrence of an event of default under the Security Agreement; (3) the liquidation, termination, dissolution of or the appointment of a receiver for the maker or its property; or (4) the institution by or against the maker of any proceedings under the United States Bankruptcy Code or any other federal or state law in which the maker is alleged to be insolvent or unable to pay its debts as they mature or the making by the maker of an assignment or trust mortgage for the benefit of creditors. Upon the occurrence of an Event of Default hereunder,


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the holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Pennsylvania or afforded by other applicable law. From and after the occurrence of an Event of Default hereunder, the unpaid balance of this Note shall bear interest at the rate of sixteen percent (16%) per annum.

    No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The maker of this Note waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

    The maker agrees to pay on demand all cost and expense (including legal costs and reasonable attorneys' fees) incurred or paid by the holder in enforcing this Note.

    None of the terms or provisions of this Note may be excluded, modified, or amended except by a written instrument duly executed on behalf of the holder expressly referring hereto and setting forth the provision so excluded, modified or amended.

    This Note may be prepaid, in whole or in part, at any time and from time to time, without the consent of the holder hereof, and without payment of any premium or penalty.

    All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, and this Note shall be deemed to be under seal.

(CORPORATE SEAL)

                             CHOICES ENTERTAINMENT CORPORATION

WITNESS:

/s/  Mark D. Wiltshire       By:/s/  Ronald W. Martignoni
-------------------------       -------------------------------------
                                Its  President  Ronald W. Martignoni